Exhibit 99.1

KIRKLAND’S REPORTS FOURTH QUARTER 2020 RESULTS

Fourth Quarter 2020 Financial Highlights:

•	Net sales decreased 6.9% to $194.9 million, with 59 fewer stores; comparable sales increased 1.8%, including e-commerce growth of 35.5%
•	Gross profit margin of 37.7% compared with 29.8% in the prior year, an increase of 790 basis points, or $11.0 million
•	Operating expenses of 23.5% of net sales compared with 32.3% in the prior year; excluding impairments a reduction of 330 basis points, or $10.3 million
•	Earnings per diluted share of $1.36 compared with loss per diluted share of $0.35 in the prior year period
•	Adjusted earnings per diluted share of $1.40 compared with $0.62 in the prior year
•

EBITDA of $33.3 million compared with $1.4 million in the prior year; adjusted EBITDA of $34.0 million, or 17.4% of net sales, compared with $16.9 million in the prior year, an improvement of $17.1 million

•

Operating income of $27.7 million compared with an operating loss of $5.2 million in the prior year; adjusted operating income of $28.4 million, or 14.6% of net sales, compared with $10.4 million in the prior year, an improvement of $18.0 million

•	Cash balance of $100.3 million with no outstanding debt; total liquidity of $139.8 million
•	Store count at quarter end was 373 stores, with 8 additional stores closed in the quarter

NASHVILLE, Tenn. (March 12, 2021) — Kirkland’s, Inc. (NASDAQ: KIRK) today announced financial results for the 13-week and 52-week periods ended January 30, 2021.

“We are pleased to report record earnings for the fourth quarter, which reflect the appeal of our merchandise assortments with customers and the earnings leverage in the business from our cost and infrastructure changes,” noted Woody Woodward, Chief Executive Officer. “This has been a year filled with challenges as a company, as individuals and as a nation. I am proud of how Kirkland’s team members embraced the reinvention and innovation required of us during the pandemic. Their commitment to our customers and to one another during this period is inspiring and affirming. Their diligence also provides us the confidence that we can achieve our vision for Kirkland’s and execute on our strategic priorities and financial goals. We are ahead of where we expected to be when we originally outlined these goals a year ago and the results speak for themselves, but we have more work ahead of us to accomplish all that is possible at Kirkland’s. We are energized by these opportunities for continued improvement.”

Mr. Woodward continued, “We continue to carefully, deliberately and strategically evolve Kirkland’s into a value-oriented specialty retailer. Our strategy has been to incrementally improve the quality and design of our merchandise while maintaining our opening price points and delivering value for our customers. Merchandising will be front and center again for us in 2021, along with leveraging the improvements in infrastructure and operating costs and accelerating our ongoing digital transformation. With total liquidity of $140 million at year end, we are well positioned to fund the evolution of Kirkland’s.”

Strategic Priorities and Financial Goals

Kirkland’s key strategic initiatives include:

•

Accelerating product development to reinforce quality and relevancy as we continue the transformation of the Kirkland’s brand into a specialty retailer where customers are able to furnish their entire home on a budget;

•	Improving omni-channel via website enhancements, more focused marketing spend, an expanded online assortment, and an in-store experience that is aligned with our omni-channel capabilities;
•	Improving the customer experience with our re-launched loyalty program, extended credit options and broadened delivery options; and
•	Utilizing our leaner infrastructure to be nimbler in our response to changes in consumer preference and buying behaviors.

Kirkland’s annual financial goals for the next two to three years include:

•

Improving comparable sales performance, driven by e-commerce growth, merchandising, brick-and-mortar store productivity and closure of underperforming stores. We expect e-commerce to continue to grow as a percent of our total business, but also intend to focus on improving the contribution of our remaining store base, which is an integral part of our omni-channel strategy and supports improved profitability of our e-commerce sales.
•

Stabilizing gross margin by continuing with our current discipline of limited promotional offers, expanding direct sourcing, improving supply chain efficiency and reducing occupancy costs. With improved merchandise quality and to support a better customer experience, we will continue to move towards more targeted promotions. Direct sourcing is expected to increase from approximately 20% of purchases in 2020 to 40% to 50% over the next two to three years. With these product margin improvements, continued efficiencies in our supply chain and lower occupancy costs, our goal is to improve our annual gross profit margin to a mid-30% range over the next two to three years.

•

Improving profitability by leveraging the leaner infrastructure with comparable sales growth. We believe our ideal store count should be in the range of 300 to 350 stores. We believe there will be additional opportunities for more favorable rent terms with ongoing lease renewals. With approximately $45 million in annualized operating expenses eliminated from the business, we expect to reach annual EBITDA as a percent of sales in the high-single to low-double-digit range and annual operating income in the mid to high-single-digit range within two to three years.

•	Maintaining adequate liquidity and generating free cash flow while continuing to invest in key strategic initiatives of the business and returning excess cash to our shareholders.

The key strategic initiatives and financial goals are based on current information as of March 12, 2021, and are dependent on, among other things, consumer preferences, economic conditions and our own successful execution of these initiatives. The information on which these initiatives and financial goals is based is subject to change, and investors are cautioned that the Company may update the initiatives and goals, or any portion thereof, at any time for any reason.

Investor Conference Call and Web Simulcast

Kirkland’s will hold its earnings call for the fourth quarter later today at 9:00 a.m. ET. Participating on the call will be Steve Woodward, Chief Executive Officer and Nicole Strain, Chief Financial Officer. The number to call for the interactive teleconference is (412) 542-4163. A replay of the conference call will be available through Friday, March 19, 2021 by dialing (412) 317-0088 and entering the confirmation number 10152224.

A live webcast of Kirkland’s quarterly conference call will be available online on the Company’s Investor Relations Page on March 12, 2021, beginning at 9:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor in the United States, currently operating 371 stores in 35 states as well as an e-commerce website, www.kirklands.com. The Company’s stores present a curated selection of distinctive merchandise, including holiday décor, furniture, wall décor, art, textiles, mirrors, fragrances, lamps and other home decorating items. The Company’s stores offer an extensive assortment of holiday merchandise during seasonal periods. The Company provides its customers an engaging shopping experience characterized by casual, comfortable merchandise with a southern feel and a modern flair at a discernible value. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience has led the Company to develop a loyal customer base. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release, including all statements related to future initiatives, financial goals and expectations or beliefs regarding any future period, are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company’s progress and anticipated progress towards its long-term objective and the success of its plans in response to the novel coronavirus (“COVID-19”), the spread of COVID-19 and its impact on the Company’s revenues and supply chain, risks associated with COVID-19 and the governments responses to it, the impact of store closures in 2020, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 10, 2020 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	January 30,	February 1,
	2021	2020
Net sales	$194,918	$209,411
Cost of sales	121,363	146,905
Gross profit	73,555	62,506
Operating expenses:
Compensation and benefits	25,412	33,562
Other operating expenses	18,447	20,649
Depreciation (exclusive of depreciation included in cost of sales)	1,622	1,527
Asset impairment	360	11,978
Total operating expenses	45,841	67,716
Operating income (loss)	27,714	(5,210)
Other income, net	(17)	(49)
Income (loss) before income taxes	27,731	(5,161)
Income tax expense (benefit)	7,039	(243)
Net income (loss)	$20,692	$(4,918)
Earnings (loss) per share:
Basic	$1.45	$(0.35)
Diluted	$1.36	$(0.35)
Weighted average shares outstanding:
Basic	14,273	13,929
Diluted	15,196	13,929

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	52-Week Period Ended
	January 30,	February 1,
	2021	2020
Net sales	$543,496	$603,880
Cost of sales	371,114	438,446
Gross profit	172,382	165,434
Operating expenses:
Compensation and benefits	85,569	116,895
Other operating expenses	63,290	75,647
Depreciation (exclusive of depreciation included in cost of sales)	6,305	6,704
Asset impairment	9,387	19,229
Total operating expenses	164,551	218,475
Operating income (loss)	7,831	(53,041)
Other expense (income), net	195	(454)
Income (loss) before income taxes	7,636	(52,587)
Income tax (benefit) expense	(8,611)	678
Net income (loss)	$16,247	$(53,265)
Earnings (loss) per share:
Basic	$1.15	$(3.79)
Diluted	$1.09	$(3.79)
Weighted average shares outstanding:
Basic	14,159	14,070
Diluted	14,880	14,070

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	January 30,	February 1,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$100,337	$30,132
Inventories, net	62,083	94,674
Prepaid expenses and other current assets	8,278	6,705
Total current assets	170,698	131,511
Property and equipment, net	63,262	82,863
Operating lease right-of-use assets	149,792	200,067
Other assets	5,670	8,001
Total assets	$389,422	$422,442
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,481	$59,513
Accrued expenses	37,390	28,773
Operating lease liabilities	45,441	53,154
Total current liabilities	138,312	141,440
Operating lease liabilities	150,966	195,736
Other liabilities	5,614	8,311
Total liabilities	294,892	345,487
Net shareholders’ equity	94,530	76,955
Total liabilities and shareholders’ equity	$389,422	$422,442

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	52-Week Period Ended
	January 30,	February 1,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$16,247	$(53,265)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	23,404	27,720
Amortization of debt issuance costs	93	56
Impairment charge	9,387	19,229
Cumulative effect of change in accounting principle	—	(331)
Loss on disposal of property and equipment	87	200
Stock-based compensation expense	1,171	3,254
Deferred income taxes	1,525	178
Changes in assets and liabilities:
Inventories, net	32,591	(10,240)
Prepaid expenses and other current assets	(1,612)	3,851
Accounts payable	(2,575)	18,928
Accounts payable to related party vendor	—	(8,166)
Accrued expenses	6,803	1,666
Income taxes payable (refundable)	1,853	(704)
Operating lease assets and liabilities	(8,573)	(10,645)
Other assets and liabilities	(1,838)	—
Net cash provided by (used in) operating activities	78,563	(8,269)
Cash flows from investing activities:
Proceeds from sale of property and equipment	209	—
Capital expenditures	(8,698)	(15,680)
Net cash used in investing activities	(8,489)	(15,680)
Cash flows from financing activities:
Borrowings on revolving line of credit	40,000	25,000
Repayments on revolving line of credit	(40,000)	(25,000)
Debt issuance costs	(26)	(362)
Cash used in net share settlement of stock options and restricted stock	(60)	(87)
Proceeds received from employee stock option exercises	360	—
Employee stock purchases	35	241
Repurchase and retirement of common stock	(178)	(3,657)
Net cash provided by (used in) financing activities	131	(3,865)
Cash and cash equivalents:
Net increase (decrease)	70,205	(27,814)
Beginning of the year	30,132	57,946
End of the year	$100,337	$30,132
Supplemental cash flow information:
Interest paid	$442	$377
Income taxes (received) paid	(11,945)	1,091
Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$396	$1,853
Operating lease assets and liabilities recognized upon adoption of ASC 842	—	295,240

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss) and adjusted diluted earnings (loss) per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP measures, in evaluating our operational performance.

The Company defines EBITDA as net income or loss before interest, provision for income tax, and depreciation and amortization, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating income (loss) as operating income (loss) with non-GAAP adjustments. The Company defines adjusted net income (loss) and adjusted diluted earnings (loss) per share by adjusting the applicable GAAP measure for non-GAAP adjustments.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of operating income (loss) to EBITDA, adjusted EBITDA and adjusted operating income (loss) for the 13 weeks and 52 weeks ended January 30, 2021 and February 1, 2020 and a reconciliation of net income (loss) and diluted earnings (loss) per share to adjusted net income (loss) and adjusted diluted earnings (loss) per share for the 13 weeks and 52 weeks ended January 30, 2021 and February 1, 2020:

KIRKLAND’S, INC.

UNAUDITED NON-GAAP MEASURE RECONCILIATION

(In thousands, except per share data)

	13-Week Period Ended		52-Week Period Ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Operating income (loss)	$27,714	$(5,210)	$7,831	$(53,041)
Depreciation and amortization	5,594	6,564	23,404	27,720
EBITDA	33,308	1,354	31,235	(25,321)
Non-GAAP adjustments:
Closed store and lease termination costs in cost of sales(1)	(440)	(278)	(1,135)	(278)
Asset impairment(2)	360	11,978	9,387	19,229
Stock-based compensation expense(3)	259	1,259	1,171	3,254
Severance charges(4)	271	1,696	1,161	2,624
Other costs included in operating expenses(5)	235	916	439	1,035
Total adjustments in operating expenses	1,125	15,849	12,158	26,142
Total non-GAAP adjustments	685	15,571	11,023	25,864
Adjusted EBITDA	33,993	16,925	42,258	543
Depreciation and amortization	5,594	6,564	23,404	27,720
Adjusted operating income (loss)	$28,399	$10,361	$18,854	$(27,177)

Net income (loss)	$20,692	$(4,918)	$16,247	$(53,265)
Non-GAAP adjustments, net of tax:
Closed store and lease termination costs in cost of sales(1)	(307)	(219)	(840)	(219)
Asset impairment(2)	21	9,607	6,948	15,133
Stock-based compensation expense, including tax impact(3)	95	1,473	1,177	3,870
Severance charges(4)	176	1,358	859	2,065
Other costs included in operating expenses(5)	170	723	325	815
Total adjustments in operating expenses	462	13,161	9,309	21,883
Tax valuation allowance(6)	(1,700)	699	1,340	12,035
CARES Act - net operating loss carry back(7)	2,052	—	(12,276)	—
Total non-GAAP adjustments, net of tax	507	13,641	(2,467)	33,699
Adjusted net income (loss)	$21,199	$8,723	$13,780	$(19,566)

Diluted earnings (loss) per share	$1.36	$(0.35)	$1.09	$(3.79)
Adjusted diluted earnings (loss) per share	$1.40	$0.62	$0.93	$(1.39)

Diluted weighted average shares outstanding	15,196	13,929	14,880	14,070
Adjusted diluted weighted average shares outstanding	15,196	13,987	14,880	14,070

(1)

Costs associated with closed stores and lease termination costs, including gains on lease terminations, amounts paid to third-parties for rent reduction negotiations and lease termination fees paid to landlords for store closings.

(2)	Impairment charges include both right-of-use asset and property and equipment impairment charges.
(3)	Stock-based compensation expense includes amounts expensed related to equity incentive plans.
(4)	Severance charges include expenses related to severance agreements. This also includes permanent store closure compensation costs.
(5)	Other costs include executive transition costs, corporate lease negotiation fees associated with rent reduction in fiscal 2020 and write-offs of excess and obsolete supplies in fiscal 2019.
(6)	To remove the impact of the change in the Company’s valuation allowance against deferred tax assets.
(7)

The Company recorded an income tax expense (benefit) related to the carry back of fiscal 2019 and estimated fiscal 2020 federal net operating losses to prior periods as permitted under the CARES Act in fiscal 2020.